EXHIBIT 10.4

AMENDMENT TO THE

MORGAN STANLEY 401(k) PLAN

Morgan Stanley Services Group Inc. (the “Company”) hereby amends the Morgan Stanley 401(k) Plan (the “401(k) Plan”), effective as of the dates set forth herein, as follows:

1.

Effective January 1, 2018, Section 2, Definitions, is amended by inserting the phrase “and salary continuation under a short-term disability plan or practice of a Participating Company” immediately following the reference to Code section 132(f)(4) in the second sentence of the definition of “Earnings”.

2.	Effective February 9, 2018, Section 2, Definitions, is further amended by inserting the following new definitions in proper alphabetical order:

“ ‘Qualified 2018 Hurricane Distribution’ means any distribution for any hardship from the Plan as permitted under Announcement 2017-15, made on or after September 6, 2018 (in the case of Hurricane Florence) or on or after October 10, 2018 (in the case of Hurricane Michael) and before March 15, 2019 (in the case of either Hurricane Florence or Hurricane Michael) to a Participant whose (a) principal residence on September 6, 2018 (in the case of Hurricane Florence) or on October 10, 2018 (in the case of Hurricane Michael) was located in an area identified as eligible for individual disaster assistance by FEMA caused by Hurricane Florence or Hurricane Michael, (b) place of employment was located in such areas on September 6, 2018 (in the case of Hurricane Florence) or October 10, 2018 (in the case of Hurricane Michael), or (c) lineal ascendant or descendant, dependent or spouse had a principal residence or place of employment in such areas on September 6, 2018 (in the case of Hurricane Florence) or October 10, 2018 (in the case of Hurricane Michael).”

“ ‘Qualified Wildfire Distribution’ means any distribution from the Plan made on or after October 8, 2017 and before January 1, 2019, to an individual whose principle place of abode during any portion of the period from October 8, 2017 to December 31, 2017, is located within the California wildfire disaster area and who has sustained an economic loss by reason of the wildfires to which the declaration of such area relates.

For purposes of a Qualified Wildfire Distribution, the California wildfire disaster area shall mean that area with respect to which, between January 1, 2017 and January 18, 2018, a major disaster area has been declared by the President under section 401 of the Federal Government under the Robert T. Stafford Disaster Relief and Emergency Assistance Act.

A Qualified Wildfire Distribution is limited to a maximum of $100,000 over the aggregate amounts treated as qualified wildfire distributions received by the Participant for all prior taxable years, and shall be subject to such other conditions and limitations as may be provided by statute or in other applicable guidance or as may be determined by the Plan Administrator on a nondiscriminatory basis.”

3.	Effective February 9, 2018, Section 5(j), Rollover Contributions is amended by inserting the following at the end thereof

“Notwithstanding anything herein to the contrary, a Participant who has received a Qualified Wildfire Distribution, whether from this Plan or another employer’s qualified plan, may make one or more Rollover Contributions in an aggregate amount not to exceed the amount of the Qualified Wildfire Distribution during the 3-year period beginning on the date after the Qualified Wildfire Distribution was received, to the extent he or she would otherwise be eligible to make a Rollover Contribution of such amount.

In addition, to the extent a Participant has received a distribution from the Plan that:

(a) is on account of financial hardship, as described in Section 12(f) of the Plan;

(b) was received after March 31, 2017 and before January 15, 2018; and

(c) was to be used to purchase or construct a principal residence in the California wildfire disaster area (as defined in the definition of a Qualified Wildfire Distribution) but which residence as not purchased or constructed on account of the wildfires to which the declaration of the California wildfire disaster area relates, such Participant may make one or more Rollover Contributions in an aggregate amount not to exceed the amount of such distribution during the 3-year period beginning on the date after the distribution was received, to the extent he or she would otherwise be eligible to make a Rollover Contribution of such amount.”

4.	Effective January 1, 2018, Section 10(c), Payee’s Location Not Ascertainable for 60 Months, is amended by inserting the following at the end thereof:

“The Plan Administrator shall take such steps to locate missing payees as the Plan Administrator determines to be reasonable.”

5.	Effective January 1, 2019, Section 12(f), Hardship, is amended by inserting the following at the end of subsection (ii):

“Effective January 1, 2019, a Participant making a hardship withdrawal shall not be required to cease making elective or employee contributions to this or any other plan of a Participating Company.”

6.	Effective January 1, 2019, Section 12(f), Hardship, is amended by inserting the following at the end of subsection (iii):

“Effective January 1, 2019, a Participant making a hardship withdrawal shall not be required to receive all nontaxable loans available under all plans maintained by any member of the Affiliated Group.”

7.	Effective January 1, 2018, Section 12(f), Hardship, is further amended by inserting “and without regard to Code section 165(h)(5)” at the end of the parenthetical clause in subsection (v)(6) thereof.

8.

Effective February 9, 2018, Section 12(f), Hardship, is further amended by inserting “a Qualified 2018 Hurricane Distribution” and “a Qualified Wildfire Distribution” immediately following the phrase “a Qualified Disaster Recovery Assistance Distribution” in subsection (v)(7) thereof.

9.

Effective January 1, 2019, Section 12(f), Hardship, is further amended by redesignating subsections (v)(8) and (v)(9) as subsections (v)(9) and (v)(10) respectively, and inserting a new subsection (v)(8) as follows:

“(v)(8) expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by FEMA under the Robert T. Stafford Disaster Relief and Emergency Assistance Act (Pub. Law 100-707), provided that the Participant’s principal residence or place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster;”

10.	Effective February 9, 2018, Section 12(g), Loans, is amended by inserting the following immediately before the last paragraph of subsection (ii) thereof:

“Effective February 9, 2018, with respect to a loan to a Participant whose principal place of abode during any portion of the period from October 8, 2017 to December 31, 2017 is located in the California wildfire disaster area (as defined in the definition of a Qualified Wildfire Distribution) and who has sustained an economic loss by reason of the wildfires to which the declaration of the California wildfire disaster area relates, the loan limits set forth in (1) and (2) above shall be replaced with:

(1) $100,000 reduced by the excess, if any, of the highest outstanding loan balance of loans from all such plans to the Participant during the one-year period ending on the day before the date on which the loan is made, over the outstanding balance of loans from all such plans to the Participant on the date on which the loan is made, and

(2) the vested balance of the Participant’s Accounts as of the most recent Valuation Date.”

11.	Effective February 9, 2018, Section 12(g), Loans, is further amended by inserting the following at the end of subsection (v) thereof:

“Effective February 9, 2018, with respect to a loan to a Participant whose principal place of abode during any portion of the period from October 8, 2017 to December 31, 2017 is located in the California wildfire disaster area (as defined in the definition of a Qualified Wildfire Distribution) and who has sustained an economic loss by reason of the wildfires to which the declaration of the California wildfire disaster area relates, any outstanding loan on or after October 8, 2017, if the due date for such loan occurs during the period beginning on October 8, 2017 and ending on December 31, 2018, such due date shall be delayed for one year. Any subsequent repayments with respect to any such loan shall be appropriately adjusted to reflect the delay in the due date and any interest accruing such delay and the period of October 8, 2017 through December 31, 2018 shall be disregarded in determining the 5-year period and term of the loan under sections 72(p)(2)(B) and (C) of the Code.”

12.	Effective January 1, 2018, Section 20(e), Competency to Handle Plan Benefits, is amended by inserting the following at the end thereof:

“Notwithstanding anything in this Section to the contrary, a distribution under this Section 20(e) to an individual who is a minor or legally incompetent shall only be made to such person’s legal guardian, other legal representative or as may be ordered by a court of competent jurisdiction.”

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf as of this 11th day of December, 2018.

MORGAN STANLEY SERVICES GROUP INC.

By:	/s/ Jeffrey Brodsky

Title:	Chief Human Resources Officer